UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 13, 2017

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2017,  RiceBran Technologies (the “Company”)  received a determination letter (the “Letter”) from the Nasdaq Listing Qualifications Staff (the “Staff”) stating that the Company has not regained compliance with the minimum stockholders’ equity requirement of $2.5 million pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”).  As previously reported in the Company’s Current Report on Form 8-K, as filed with the SEC on August 24, 2016, the Company received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based on the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, the Company failed to comply with the Minimum Stockholders’ Equity Requirement. On November 15, 2016, based on information the Company submitted to Nasdaq, the Staff granted the Company the maximum allowable 180 day extension to February 14, 2017 to evidence compliance with the Minimum Stockholders’ Equity Requirement.

The Letter also stated the Company’s common stock would be delisted from The Nasdaq Capital Market at the opening of business on February 27, 2017 unless the Company requests a hearing before the Nasdaq Hearing Panel (the “Panel”).

The Company intends to request a hearing before the Panel to appeal the Letter in accordance with Nasdaq rules and as stated in the Letter.  At the hearing, the Company intends to present a plan to regain compliance with the Minimum Stockholders’ Equity Requirement and request that the Panel allow the Company additional time within which to regain compliance.

The hearing will stay any delisting action in connection with the notice and allow the continued listing of the Company’s common stock on The Nasdaq Capital Market until the Panel renders a decision subsequent to the hearing, and the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “RIBT” until such time.

There can be no assurance that the Company will meet the Minimum Stockholders’ Equity Requirement during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary, or that the Company will be able to ultimately meet applicable Nasdaq requirements for any such relief.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders of RiceBran Technologies was held on February 13, 2017.  At the Special Meeting, the shareholders voted on the following proposals and cast their votes as described below.

1.         Approved an amendment to our articles of incorporation to increase the authorized number of shares of common stock from 25,000,000 to 50,000,000 and cast their votes as described below.

Votes For	Votes Against	Abstained	Broker Non-Votes

7,545,883	1,249,470	51,751	0

2.         Approved an amendment to the bylaws to eliminate cumulative voting for directors and cast their votes as described below.

Votes For	Votes Against	Abstained	Broker Non-Votes

5,751,308	484,137	39,786	2,571,873

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: February 17, 2017	By:	/s/ J. Dale Belt

Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)